 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our audit report dated October 27, 2020 relating to the financial statements of Momentus Inc. as of and for the two years ended December 31, 2019, which report appears in the Proxy Statement/Consent Solicitation/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Armanino LLP
ArmaninoLLP
San Ramon, California

November 2, 2020